EXHIBIT 99.1

[Logo of CBRL GROUP, INC.]                                   POST OFFICE BOX 787
                                                              LEBANON, TENNESSEE
                                                                      37088-0787
                                                              PHONE 615.443.9869
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CBRL GROUP, INC.
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                                                Contact:  Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer
                                                          (615) 443-9869


                     CBRL GROUP, INC. REPORTS FEBRUARY SALES

LEBANON,  Tenn.  (March 1, 2005) -- CBRL Group,  Inc. (the  "Company")  (NASDAQ:
CBRL) today reported comparable store sales for the four-week period ending February 25, 2005. As indicated when it established its reporting calendar for fiscal 2005 on September 9, 2004, the Company will report sales results for fiscal March on Tuesday, March 29, 2005, at which time it will also provide updates on earnings guidance.

     The Company reported that comparable store restaurant sales for the four weeks ending Friday, February 25, 2005 in its Cracker Barrel Old Country Store(R) ("Cracker Barrel") units were up approximately 2.8% from the comparable period last year, with an approximately 4.1% higher average check, including approximately 2.0% higher menu pricing. Cracker Barrel comparable store retail sales in February were down approximately 0.4%. Comparable restaurant sales in the Company's Logan's Roadhouse(R) restaurants in February were up approximately 1.6%, with an approximately 4.0% higher average check, including approximately 3.3% higher menu pricing.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 517 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 119 company-operated and 22 franchised Logan's Roadhouse restaurants in 18 states.

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